Exhibit 23.1
CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference of our report dated January 19, 2010 relating to the consolidated financial statements and schedule of TeamStaff, Inc. (the “Company”) as of and for the years ended September 30, 2009 and 2008 included in this Annual Report on Form 10-K into the Company’s previously filed Registration Statements on Form(s) S-3 (File Nos. 333-74478 and 333-120423) and Form(s) S-8 (File Nos. 333-73426 and 333-143951).

/s/ WithumSmith+Brown, PC
WithumSmith+Brown, PC
Morristown, New Jersey
January 19, 2010